EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the use in this registration statement on Form SB-2 of our report dated February 3, 2004, which appears on page F-2 for the years ended December 31, 2003 and 2002, and to reference to our Firm under the heading “Experts” in the Registration Statement.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
November 30, 2004